UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STATE STREET INSTITUTIONAL INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Congress Street, Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
State Street® Prime Money Market ETF	New York Stock Exchange LLC	39-5109870

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-30810

Securities to be registered pursuant to Section 12(g) of the Act:

_

(Title of class)

_

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-30810; 811-09819), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on February 5, 2026. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(1)	Second Amended and Restated Agreement and Declaration of Trust dated September 11, 2025, is incorporated herein by reference to Post-Effective Amendment No. 313 to the Trust’s Registration Statement on Form N-1A, as filed with the Commission on October 20, 2025.

(b)(1)	Amended and Restated By-Laws dated February 20, 2025, are incorporated herein by reference to the Post-Effective Amendment No. 137 to the Trust’s Registration Statement on Form N-1A, as filed with the Commission on August 28, 2015.

(c)	Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPDR SERIES TRUST

Date: February 5, 2026

By:	/s/ Edmund Gerard Maiorana, Jr.
Edmund Gerard Maiorana, Jr.
Attorney-in-Fact